UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
It is with great sadness that Lexington Realty Trust (the “Trust”) announces that Kevin W. Lynch, a valued and long-standing member of the Trust’s Board of Trustees, passed away suddenly. Mr. Lynch served as a trustee since May 2003 and from May 1996 to May 2000.
Richard S. Frary, an independent member of the Board of Trustees, has been appointed Lead Trustee of the Board of Trustees. Lawrence L. Gray, an independent member of the Board of Trustees, has been appointed a member of the Audit Committee of the Board of Trustees. Claire A. Koeneman, an independent member of the Board of Trustees, has been appointed a member of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lexington Realty Trust

Date: February 7, 2017	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer